SCHEDULE 14A
(Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

                Varian Semiconductor Equipment Associates, Inc.
                (Name of Registrant as Specified In Its Charter)

                               ----------------

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                                  35 Dory Road
                        Gloucester, Massachusetts 01930

                               ----------------

                   NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held on February 16, 2000

                               ----------------

   The 2000 Annual Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts, on Wednesday, February 16, 2000 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect one Class I Director for the ensuing three years.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on December 28, 1999 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

   All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          RICHARD A. AURELIO
                                          President and Chief Executive
                                           Officer

Gloucester, Massachusetts
January 18, 2000


 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                                  35 Dory Road
                        Gloucester, Massachusetts 01930

                               ----------------

            Proxy Statement for the 2000 Annual Meeting of Stockholders

                        To Be Held on February 16, 2000

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Varian Semiconductor Equipment Associates, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held on February 16, 2000 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

   The Company's Annual Report for the fiscal year ended October 1, 1999 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about January 18, 2000.

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 1999, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Secretary of the Company, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930.

Voting Securities and Votes Required

   On December 28, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 30,645,199 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

   Under the Company's By-laws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of the Class I Director. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the Company's independent accountants.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

Stock Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, as of December 1, 1999, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director; (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below; and (iv) all directors and executive officers of the Company as a group.

   The number of shares of Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 1, 1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                               Number of Shares  Percentage of
                                               of Common Stock   Common Stock
              Beneficial Owner                Beneficially Owned  Outstanding
              ----------------                ------------------ -------------
Directors
Richard A. Aurelio...........................       419,996(1)        1.1%
Ruth M. Davis................................        61,120(2)          *
Robert W. Dutton.............................        56,672(3)          *
Angus A. MacNaughton.........................       100,016(4)          *
J. Tracy O'Rourke............................       531,165(5)        1.7%
Other Executive Officers
Charles M. McKenna...........................       209,445(6)          *
Ernest L. Godshalk, III......................        34,233(7)          *
All directors and executive officers as a
 group (11 persons)..........................     1,518,202(8)        4.7%

--------
 * Less than 1%.
(1) Represents shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 1999.
(2) Represents shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 1999.
(3) Represents shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 1999.
(4) Includes 70,016 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 1999. Also includes 5,000 shares of Common Stock held by the MacNaughton Family Foundation, of which Mr. MacNaughton is sole trustee.
(5) Includes 516,165 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 1999.
(6) Includes 196,340 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 1999.
(7) Includes 33,333 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 1999.
(8) Includes 1,472,802 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 1999.

                              ELECTION OF DIRECTOR

   The Company has a classified Board of Directors currently consisting of two Class I Directors, two Class II Directors and one Class III Director. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class II Directors have an initial term expiring at the 2001 Annual Meeting; the Class III Director has an initial term expiring at the 2002 Annual Meeting; this year one Class I Director will be elected for a three-year term expiring at the 2003 Annual Meeting.

   The persons named in the enclosed proxy will vote to elect as director Angus
A. MacNaughton, the Class I nominee named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as director the Class I nominee named below. The Class I nominee will be elected to hold office until the 2003 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominee has indicated his willingness to serve, if elected; however, if he should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

   One current Class I Director, Ruth M. Davis, will not be standing for re-election as a result of the Board's mandatory retirement policy for non-employee directors. That policy prohibits the Board from nominating for election to the Board any non-employee of the Company who has reached his or her 69th birthday on or before the date when the annual meeting of stockholders will be held to elect such person to the Board. Although Dr. Davis will not be standing for re-election, the Company expects Dr. Davis to continue to provide advice to the Board of Directors as an Advisory Director.

   There are no family relationships between or among any officers or directors of the Company.

   Set forth below are the name and age of each continuing member of the Board of Directors (including the nominee for election as Class I Director), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of December 1, 1999, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

              Nominee for Term Expiring in 2003 (Class I Director)

   Angus A. MacNaughton, age 68, served as a director of Varian Associates, Inc. ("VAI") from 1986 until April 1999 and has served as a director of the Company since its spin-off from VAI in April 1999. Mr. MacNaughton has served as President of Genstar Investment Corporation, a private investment company, since 1987. He is a director of Canadian Pacific Limited, Sun Life Assurance Company of Canada, Sun Life Insurance & Annuity Company of Canada (NY) and DCS Business Services, Inc. Mr. MacNaughton is also Vice-Chairman of the Board of Barrick Gold Corporation.

           Directors Whose Terms Expire in 2001 (Class II Directors)

   Robert W. Dutton, age 55, served as a director of VAI from 1996 until April 1999 and has served as a director of the Company since its spin-off from VAI in April 1999. Dr. Dutton is Director of Research at the Center for Integrated Systems and Professor of Electrical Engineering at Stanford University, positions he has held since 1991 and 1971, respectively.

   J. Tracy O'Rourke, age 64, served as a director of VAI from 1990 until April 1999 and has served as a director of the Company since its spin-off from VAI in April 1999. From 1990 until April 1999, Mr. O'Rourke served as Chief Executive Officer of VAI.

            Director Whose Term Expires in 2002 (Class III Director)

   Richard A. Aurelio, age 55, has served as a director of the Company since April 1999. Mr. Aurelio served as President of VAI's semiconductor equipment business from 1991 to 1992 and as Executive Vice President of VAI from 1992 to April 1999. Mr. Aurelio has served as President and Chief Executive Officer of the Company since April 1999.

Board and Committee Meetings

   The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held two meetings during the fiscal year ended October 1, 1999. During fiscal 1999, the members of the Audit Committee were Drs. Davis and Dutton and Messrs. MacNaughton and O'Rourke. Upon the retirement of Dr. Davis from the Board of Directors, the members of the Audit Committee will be Dr. Dutton and Messrs. MacNaughton and O'Rourke.

   The Board of Directors also has a standing Compensation Committee, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held two meetings during the fiscal year ended October 1, 1999. During fiscal 1999, the members of the Compensation Committee were Drs. Davis and Dutton and Messrs. MacNaughton and O'Rourke. Upon the retirement of Dr. Davis from the Board of Directors, the members of the Compensation Committee will be Dr. Dutton and Messrs. MacNaughton and O'Rourke. See "Report of the Compensation Committee" below.

   The Board of Directors does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

   The Board of Directors held two meetings during the fiscal year ended October 1, 1999. Each director attended at least 75% of the total number of meetings (including consents in lieu of meetings) of the Board of Directors and all committees of the Board on which he or she served.

Directors' Compensation

   Mr. O'Rourke, the non-employee Chairman of the Board of Directors, receives a retainer fee of $10,000 for each month he serves as Chairman of the Board of Directors.

   Under the Varian Semiconductor Equipment Associates, Inc. Omnibus Stock Plan (the "Stock Plan"), each director who is not an employee of the Company received a non-qualified stock option to acquire 50,000 shares of Common Stock, and will receive annually beginning with the second annual meeting following his or her appointment or election a non-qualified stock option to acquire 5,000 shares of Common Stock. In lieu of these grants, any non-employee Chairman will receive upon initial appointment a non-qualified stock option to acquire 200,000 shares of Common Stock. Such stock options will be granted with an exercise price equal to the fair market value of Common Stock on the date of grant, will be fully exercisable when granted and will have a ten-year term. Directors who are employees of the Company receive no compensation for their services as directors.

   Pursuant to the provisions described above, on April 3, 1999, Drs. Davis and Dutton and Messrs. MacNaughton and O'Rourke received non-qualified stock options to acquire 50,000 shares, 50,000 shares, 50,000 shares and 200,000 shares of Common Stock, respectively, at an exercise price of $11.74 per share. These stock options are exercisable in full and expire on April 3, 2009.

Executive Compensation

   Summary Compensation Table. The following table sets forth certain information with respect to the compensation paid by the Company during the period from April 3, 1999 to October 1, 1999 to the Company's Chief Executive Officer and each of the Company's other executive officers whose cash compensation exceeded $100,000 during the period from April 3, 1999 to October 1, 1999 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"). The Company was not, prior to April 3, 1999, a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

                           SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                                       Annual       Compensation
                                                  Compensation(1)      Awards
                                                 ------------------ ------------
                                                                     Securities
                                                                     Underlying
                                                 Period(2)  Salary   Options(#)
                                                 --------- -------- ------------
Richard A. Aurelio..............................   1999    $253,848  1,000,000
 President and Chief
 Executive Officer
Charles M. McKenna(3)...........................   1999    $114,431    150,000
 Chief Operating and
 Technology Officer
Ernest L. Godshalk, III.........................   1999    $104,715    150,000
 Vice President and
 Chief Financial Officer

--------
(1) Represents compensation paid to the Named Executive Officers during the period from April 3, 1999 to October 1, 1999.
(2) Covers the period from April 3, 1999 to October 1, 1999.
(3) Dr. McKenna retired from the Company on January 3, 2000.

   Option Grant Table. The following table sets forth certain information regarding options granted by the Company to the Named Executive Officers during the period from April 3, 1999 to October 1, 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                Potential
                                                                             Realizable Value
                                                                                at Assumed
                                                                               Stock Price
                                                                             Annual Rates of
                                                                               Appreciation
                                        Individual Grants                   for Option Term(2)
                         ------------------------------------------------ ----------------------
                           Number of
                           shares of     Percent of
                         Common Stock  Total Options  Exercise
                          Underlying     Granted to    Price
                            Options      Employees      Per    Expiration
     Name                Granted(#)(1) in Fiscal Year  Share      Date        5%         10%
     ----                ------------- -------------- -------- ---------- ---------- -----------
Richard A. Aurelio......   1,000,000        32.4%      $11.74    4/3/09   $7,383,223 $18,710,537
Charles M. McKenna(3)...     150,000         4.9%      $11.74    4/3/09   $1,107,484 $ 2,806,581
Ernest L. Godshalk,
 III....................     150,000         4.9%      $11.74    4/3/09   $1,107,484 $ 2,806,581

--------
(1) All options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The exercise price of all options is the fair market value of the Company's Common Stock on the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date at which the options are exercised.
(3) Dr. McKenna retired from the Company on January 3, 2000.

   Year-End Option Table. The table set forth below contains certain information regarding stock options held as of October 1, 1999 by the Named Executive Officers. No stock options were exercised by the Named Executive Officers during the period from April 3, 1999 to October 1, 1999:

                         FISCAL YEAR-END OPTION VALUES

                                Number of Shares
                                   Underlying           Value of Unexercised
                             Unexercised Options at    In-the-Money Options at
                                 Fiscal Year-End         Fiscal Year-End(1)
                            ------------------------- -------------------------
     Name                   Exercisable Unexercisable Exercisable Unexercisable
     ----                   ----------- ------------- ----------- -------------
Richard A. Aurelio.........   339,996     1,120,000   $2,670,001   $10,506,328
Charles M. McKenna(2)......   168,334       210,000   $1,387,086   $ 1,798,018
Ernest L. Godshalk, III....    33,333       216,999   $  318,177   $ 2,127,057

--------
(1) Based on the fair value of the Common Stock on October 1, 1999 ($21.63), less the option exercise price.
(2) Dr. McKenna retired from the Company on January 3, 2000.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee during fiscal 1999 were Drs. Davis and Dutton and Messrs. MacNaughton and O'Rourke. No member of the Compensation Committee was at any time during fiscal 1999 an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

   During fiscal 1999, no executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Report of the Compensation Committee

   The executive compensation program of the Company was administered by the Compensation Committee, composed of Drs. Davis and Dutton and Messrs. MacNaughton and O'Rourke, all of whom are non-employee directors.

   The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in the achievement of its business objectives.

Compensation Philosophy

   The objectives of the executive compensation program are (i) to align compensation with business objectives and individual performance and (ii) to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

   Competitive and Fair Compensation. The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in companies with similar businesses and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

   Sustained Performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of new customer relationships, timely development of new systems and processes, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of a specified individual objectives and the degree to which teamwork and company values are fostered.

   In evaluating each executive officer's performance, the Company generally conforms to the following process:

  . Company and individual goals and objectives generally are set at the beginning of the performance cycle.

  . At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

  . The executive's performance are then compared with peers within the Company and the results are communicated to the executive.

  . The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

   Annual compensation for the Company's executives generally consists of three elements--salary, cash bonuses and stock options.

   The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards will be based on actual corporate and individual performance against targeted performance and various objective performance criteria. Targeted performance criteria vary for each executive are based on his area of responsibility. Subjective performance criteria include an executive's ability to motivate others, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but makes an evaluation of each executive officer's contributions in light of all such criteria.

   Compensation at the executive officer level also includes the long-term incentives offered by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a three-year vesting period to encourage key employees to continue in the employ of the Company.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

   Mr. Aurelio's 1999 Compensation. Mr. Aurelio, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to other executives. Mr. Aurelio received $253,848 in compensation during the period from April 3, 1999 to October 1, 1999. For the fiscal year ending September 29, 2000, Mr. Aurelio's salary has been set at $550,000. The Compensation Committee believes that Mr. Aurelio's annual compensation has been set at a level competitive with other companies in the industry.

                                          COMPENSATION COMMITTEE

                                          Ruth M. Davis
                                          Robert W. Dutton
                                          Angus A. MacNaughton
                                          J. Tracy O'Rourke

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except that Initial Statements of Beneficial Ownership of Securities on Form 3 were filed late by G. Dennis Key, Charles M. McKenna and Walter F. Sullivan.

Change in Control Agreements

   The Named Executive Officers are parties to change in control agreements (the "Agreements") with the Company. Under the Agreements, a change in control of the Company is defined to occur (a) if any individual or group becomes the beneficial owner of 30% or more of the combined voting power of the Company's outstanding securities, (b) if "continuing directors" (defined as the directors of the Company as of the date of the Agreement and any successor to any such directors who was nominated or selected by a majority of the directors in office at the time of his nomination or selection and who is not affiliated or associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company's outstanding securities) cease to constitute at least a majority of the board of directors, or (c) if there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the stockholders of the Company do not own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction, or (d) if all or substantially all of the Company's assets are sold, liquidated or distributed.

   In the Agreements, the affected executive officers have agreed that they will not voluntarily leave the Company's employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

   Each Agreement provides that if within 18 months of a change in control (i) the Company terminates the employee's employment other than by reason of his death, disability, retirement or for cause (as defined in the Agreement) or
(ii) the employee terminates his employment for "good reason," the employee will receive a lump sum severance payment equal to 2.50 (in the case of the senior executives) or 2.99 (in the case of Mr. Aurelio) times the sum of the employee's annual base salary plus the highest annual bonus paid to the employee in any of the three years ending prior to the date of termination. "Good reason" is defined as the following after a change in control of the
Company: certain material changes in assignment of duties; certain reductions in compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company's failure to obtain the written assumption by its successor of the obligations contained in the Agreement; attempted termination of employment for cause on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company's failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination.

   Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the employee will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee or equivalent benefits will be provided until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with the Company. Each agreement also provides that all stock options granted become exercisable in full according to their terms, and that any unreleased restricted stock be released from restrictions. Each Agreement also provides that all outstanding long-term incentive award cycles under the Stock Plan shall be paid out at the "target" level without pro-rating for remaining periods under these cycles. Each Agreement further provides that in the event that any payments and benefits received by the employee from the Company would subject that person to the excise tax contained in Section 280G of the Code the employee will be entitled to receive an additional payment that will place the employee in the same after-tax economic position that the employee would have enjoyed if such excise tax had not applied.

Comparative Stock Performance

   The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from April 4, 1999 through October 1, 1999 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Hambrecht & Quist Semiconductor Index, which is a published industry index. The Hambrecht & Quist Semiconductor index contains 37 companies in the semiconductor and semiconductor equipment industries. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Hambrecht & Quist Semiconductor Index on April 4, 1999. Prior to April 4, 1999, the Company's Common Stock was not registered under the Securities Exchange Act of 1934.

               [GRAPH SHOWING COMPARATIVE STOCK PERFORMANCE OF
               VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.,
      NASDAQ COMPOSITE INDEX, AND HAMBRECHT & QUIST SEMICONDUCTOR INDEX]


                                                      4/4/99    10/1/99
                                                     -------    -------
Varian Semiconductor Equipment Associates, Inc.      $100.00    $195.48
Nasdaq Composite Index                               $100.00    $110.11
Hambrecht & Quist Semiconductor Index                $100.00    $144.79

Certain Transactions

   For a description of certain employment and other arrangements between the Company and its executive officers, see "Change in Control Agreements" above.

   The Company has a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since April 1999. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Deadline For Submission of Stockholder Proposals For The 2001 Annual Meeting

   Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Gloucester, Massachusetts not later than September 19, 2000 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          RICHARD A. AURELIO
                                          President and Chief Executive
                                           Officer

Gloucester, Massachusetts
January 18, 2000


 THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY ACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your proxy must be received prior to the Annual Meeting of Stockholders to be held on February 16, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Varian Semiconductor Equipment Associates, Inc.



 X   PLEASE MARK VOTES AS IN THIS EXAMPLE.
---

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSALS NUMBER 1 AND 2.

     A VOTE FOR THE DIRECTOR NOMINEE AND FOR PROPOSALS NUMBER 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1)   Election of Class I Director.
     Nominee:  Angus A. MacNaughton

     _____  For    _____  Withheld

2)   Ratification of selection of independent accountants.

     _____  For    _____  Against    _____  Abstain


                    Mark box at right if comments or address change have been made on the reverse side of this card. _____

                    PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                    Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

Signature:_______________________          Date:_____________

Signature:_______________________          Date:_____________

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 16, 2000

P Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Ernest L. Godshalk, III and Gary L. Loser, Esq., or each or
R either of them with full power of substitution, as proxies for those signing on the reverse side to act and vote all shares of stock of Varian
O Semiconductor Equipment Associates, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual
X Meeting of Stockholders of the Company to be held on February 16, 2000 and at any adjournments thereof (the "Meeting") as indicated upon all matters
Y referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?
___________________________________       ___________________________________
___________________________________       ___________________________________
___________________________________       ___________________________________


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                      -2-